SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 1, 2005

NewMarket Corporation

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23218-2189
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02. Results of Operations and Financial Condition.

On August 1, 2005, NewMarket Corporation (the “Company”) issued a press release regarding its earnings for the second quarter and six months ended June 30, 2005. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The Company has reported earnings and related per share amounts, excluding the benefit from an insurance benefit as more fully discussed in the earnings press release. Earnings and related per share amounts, excluding the benefit of this item, are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). The Company has included these non-GAAP financial measures in the earnings press release in order to provide transparency to investors and to enhance period-to-period comparability of performance. The Company believes that these non-GAAP financial measures are more reflective of its operations. The Company has also included in the earnings press release both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between the non-GAAP measures and the comparable GAAP financial measures.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

99.1 Press release issued by the Company on August 1, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on August 1, 2005.

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